Exhibit 1.1

EXECUTION VERSION

Apellis Pharmaceuticals, Inc.

7,446,809 Shares

Common Stock

($0.0001 par value per share)

Underwriting Agreement

New York, New York

            March 23, 2022

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

Evercore Group L.L.C.

As Representatives of the several Underwriters,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

Apellis Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 7,446,809 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,117,021 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 23 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the

Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1.    Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)    The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Act (“Rule 405”) (File No. 333-235830) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Act. Such Registration Statement became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)    On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission.

(c)    (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)    The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    At the time of filing the Registration Statement, the Company was a “well known seasoned issuer” as defined in Rule 405.

(f)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)    The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference into the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)    Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing (where such concept exists) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j)    The Company’s issued share capital conforms to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the Securities have been duly authorized and validly issued, are fully paid and not subject to any call for the payment of further capital, and have been issued in compliance with all applicable securities law; and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares or ownership interests in the Company are outstanding.

(k)    All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l)    There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements included or incorporated by reference into in the Registration Statement, the Preliminary Prospectus and the Prospectus, under the headings “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Common Stock,” “Risk Factors—Risks Related To Our Intellectual Property,” “Risk Factors—Risks Related To Regulatory Approval and Marketing of Our Product Candidates and Other Legal Compliance Matters,” “Business—Intellectual Property” and “Business—Government Regulation and Product Approvals,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(m)    This Agreement has been duly authorized, executed and delivered by the Company.

(n)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or as may be required under the Act, the Exchange Act, the listing rules of the Nasdaq Global Select Market, applicable FINRA rules and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

(p)    Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) as would not have a Material Adverse Effect or an adverse effect on the consummation of the transactions contemplated hereby.

(q)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights that have been waived in writing.

(r)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(s)    There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(t)    Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(u)    Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)    [Reserved.]

(w)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x)    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(y)    The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect (except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(ee)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ff)    The Company has not taken, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh)    None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ii)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 related to certifications, as applicable.

(jj)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has (i) taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder (collectively, “Anti-Corruption Laws”); (ii) promised, offered, provided, attempted to provide, or authorized the provision of money or anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (iii) made, offered, agreed, or requested any unlawful bribe or unlawful benefit including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of Anti-Corruption Laws.

(kk)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity, to fund or facilitate any activities of or business with a Sanctioned Person, Sanctioned Country or any entity, that, at the time of such facilitation or funding, is the subject of Sanctions, or in any other manner that could result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm)    Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.    The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(oo)    Apellis Pharmaceuticals, Inc., Apellis Australia PTY LTD, Apellis Switzerland GmbH, Apellis Bermuda Limited, Apellis Netherlands B.V., Apellis Cayman Holdings Limited, Apellis MA Securities, Inc., Apellis Ireland Limited APL DEL Holdings, LLC, APL DEL Holdings II, LLC, Apellis Germany GmbH; Apellis UK Limited; APL PRG I Corporation; APL Sales I, LLC; and Apellis France S.A.S. and the subsidiaries listed on Exhibit 21.1, as incorporated by reference into the Company’s most recent Annual Report on Form 10-K, are the only subsidiaries of the Company.

(pp)    Except as described in the Registration Statement, the Disclosure Package and Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the Registration Statement, the Disclosure Package and Prospectus to be conducted. Except as set forth in statements incorporated by reference into the Registration Statement, the Disclosure Package and Prospectus under the heading “Business—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property, including no liens, security interests, or other encumbrances; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property having or expected to have a Material Adverse Effect on Company’s ability to conduct its business, as presently conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such claim; (d) such Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such claim; (f) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that (i) the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others or (ii) the Company would, upon the commercialization of any product or service set forth in the Registration Statement, the Disclosure Package and Prospectus, infringe, misappropriate, or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such claim; (g) to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee in his or her capacity as an employee with the Company; (h) to the Company’s knowledge, there is no patent or published patent application in the U.S. or other jurisdiction which contains valid claims that dominate any Intellectual Property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that would form the basis for an interference with the issued or pending claims of any such Intellectual Property; (i) the Company is not aware of any prior art that may render any patent held by the Company invalid or any patent application held by the Company unpatentable; and (j) the Company has complied with United State Patent and Trademark Office regulations in regard to the duty of good faith and candor pursuant to U.S. patent law (including 37 C.F.R. 1.56) and counterparts in other jurisdictions. The Company has complied in all material respects with all license agreements to which it is a party relating to the Intellectual Property and has not received any asserted or threatened claim of material breach of any of the same.

(qq)    Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and the grant of options and awards under existing equity incentive plans described in the Registration Statement, the Disclosure Package and the Prospectus or in accordance with Nasdaq Stock Market Rule 5635(c)(4)), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business, management or properties of the Company and its subsidiaries, taken as a whole, other than, in each case, as described in the Registration Statement, the Disclosure Package and the Prospectus; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than, in each case, as described in the Registration Statement, the Disclosure Package and the Prospectus; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(rr)    Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other similar relationship with any banking or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ss)    Except as described in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, the Company (i) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, and foreign laws, and final administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(tt)    The clinical trials and preclinical studies conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the

Registration Statement, the Disclosure Package and the Prospectus; the Company has operated and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; the Company has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical trials or preclinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for same.

(uu)    The Company possesses all material licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus, or to permit all clinical trials and nonclinical studies and trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except for such violation or default as would not have a Material Adverse Effect; and the Company has not received notice of any revocation, suspension or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course. The Company has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws.

(vv)    To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(ww)    [Reserved.]

(xx)    Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of New York.

(yy)    The Securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all listing requirements of the Nasdaq Global Select Market.

(zz)    The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(aaa)    The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(bbb)    With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.    Purchase and Sale.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $44.415 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,117,021 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on March 28, 2022, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 383 Madison Avenue, New York, New York 10179, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.    Agreements. The Company agrees with the several Underwriters that:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement and using its reasonable best efforts to have such amendment declared effective as soon as practicable.

(b)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading or if it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or, if later, on the Closing Date, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) use its best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries, which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)    Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.    The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)    The Company will not, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company, or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement; provided, however, that the Company may (i) issue and sell shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, pursuant to any employee stock option plan, stock purchase plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or disclosed in the Registration Statement, the Disclosure Package or the Prospectus or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (ii) issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, or (iv) offer, issue and sell shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership, provided that (x) the aggregate number of shares of Common Stock issued or issuable in accordance with clause (iv) does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the Lock-Up Agreement (as defined in Section 6(k)) for the remainder of the 45-day restricted period.

(h)    The Company will use its reasonable best efforts to maintain the listing for the Securities issued and sold by the Company on the Nasdaq Global Select Market.

(i)    The Company will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings) in an aggregate amount not to exceed $30,000; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)    The Company shall have requested and caused Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c)    The Company shall have requested and caused Choate, Hall & Stuart LLP, intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d)    The Representatives shall have received from Cooley LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)     The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, addressed to the Representatives, and in form and substance reasonably satisfactory to the Representatives.

(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)    The Securities shall be listed and authorized for trading on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k)    At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto (a “Lock-Up Agreement”) from each officer and director of the Company addressed to the Representatives.

(l)    [Reserved.]

(m)    The Representatives shall have received on and as of the Closing Date, reasonably satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing (where such concept exists) as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley LLP, counsel for the Underwriters, 55 Hudson Yards, New York, New York 10001, on the Closing Date.

7.

Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through J.P. Morgan Securities LLC on demand for all documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, or any other preliminary prospectus supplement relating to the Securities, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the sentences related to concessions and reallowances and the paragraph related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, or any other preliminary prospectus supplement relating to the Securities, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel (in addition to any local counsel) for any Underwriter together with directors, officers, employees, affiliates, agents and all persons who control such Underwriter, within the meaning of either the Act or the Exchange Act) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations hereunder and not joint.

9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (a) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or (b) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market, LLC, shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(j), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, Attention: Equity Syndicate Desk, 383 Madison Avenue, New York, New York 10179 (fax no.: (212) 622-8358); to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; to Evercore Group L.L.C., Attention: ECM General Counsel, 55 East 52nd Street, 35th Floor, New York, New York 10055 (fax no.: (212) 857-3101); or, if sent to the Company, will be mailed or delivered to and confirmed to it at 6400 Westwind Way, Suite A, Crestwood, KY 40014, attention of the Legal Department.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.    Jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Any suit, action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient forum and agrees not to plead or claim the same. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

15.    Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

16.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent, advisor or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.    Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto.

“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Prospectus, (iv) the pricing information set forth in Annex A, (v) an Issuer Free Writing Prospectus, identified in Schedule II hereto, and (vi) a Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package as evidenced as being identified in Schedule II hereto.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Apellis Pharmaceuticals, Inc.

By:	/s/ Timothy Sullivan
Name: Timothy Sullivan
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

J.P. Morgan Securities LLC

By:	/s/ David Ke
Name: David Ke
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Dan Cocks
Name: Dan Cocks
Title: Managing Director

Evercore Group L.L.C.

By: /s/ John Honts
Name: John Honts
Title: Senior Managing Director

For themselves and the other

several Underwriters named in

Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
J.P. Morgan Securities LLC	2,345,745
Goldman Sachs & Co. LLC	2,345,745
Evercore Group L.L.C.	1,861,702
Raymond James & Associates, Inc.	446,809
Oppenheimer & Co. Inc.	223,404
Robert W. Baird & Co. Incorporated	223,404

Total	7,446,809

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None.

ANNEX A

Pricing Information

Price: $47.00 per share

Number of Shares: 7,446,809 (plus 1,117,021 Option Securities)

Underwriting discounts and commissions: $2.585 per share

Exhibit A

Form of Lock-Up Agreement

Apellis Pharmaceuticals, Inc.

Public Offering of Common Stock

_________________, 2022

J.P. MORGAN SECURITIES LLC

GOLDMAN SACHS & CO. LLC

EVERCORE GROUP L.L.C.

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) named therein, relating to an underwritten public offering of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman Sachs & Co. LLC (“Goldman Sachs”), offer, sell, contract to sell, pledge, lend or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8) with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to do any of the foregoing, for a period from the date hereof, until 30 days after the date of the Underwriting Agreement (such period, the “Restricted Period”).

The provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following:

(i) transfers of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock as a bona fide gift or gifts;

(ii) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock:

(1) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(2) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; or

(3) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(iii) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned; or

(iv) transfers or dispositions of shares of capital stock of the Company pursuant to a contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”); provided that such 10b5-1 Plan was established prior to the execution of this Agreement by the undersigned, the existence and details of such 10b5-1 Plan were communicated to the Representatives and such 10b5-1 Plan will not be amended or otherwise modified during the Restricted Period; provided, further, that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such section and the related rules and regulations, that such transfer was pursuant to a 10b5-1 Plan;

provided, that in the case of any transfer, disposition or distribution pursuant to clause (i), (ii) or (iii), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Agreement; and provided further that, in the case of any transfer, disposition or distribution pursuant to clause (i), (ii)(1), (ii)(2) or (iii), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period).

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For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the restrictions imposed by this Agreement, the undersigned may, without the prior written consent of J.P. Morgan and Goldman Sachs, (a) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company or exercise outstanding warrants to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof shall continue to be subject to the restrictions on transfer set forth in this Agreement, (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for any transfers of Common Stock, and no filing with the SEC or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the Restricted Period and (c) transfer shares of Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement shall not become effective unless and until the public announcement of the proposed Offering by the Company.

This Agreement shall automatically terminate and the undersigned shall be released from all obligations under this Agreement upon the earliest to occur, if any, of (i) either the Company, on the one hand, or the Representatives, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (ii) the Underwriting Agreement being terminated prior to the Closing Date (as defined in the Underwriting Agreement) and (iii) April 22, 2022 in the event that the Underwriting Agreement has not been executed by such date.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above.

Yours very truly,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

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